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                                                                       EXHIBIT 5


November 17, 1994

Sun Company, Inc.
Ten Penn Center
1801 Market Street
Philadelphia, PA  19103

Gentlemen:

I am the Assistant General Counsel for Sun Company, Inc. ("Sun"), a Pennsylvania corporation. I have been asked to deliver this opinion in connection with the registration under the Securities Act of 1933, as amended, of 9,200,000 shares of Common Stock of Sun. I, or members of my staff, have examined Sun's corporate records of Sun as I have deemed necessary or advisable in expressing this opinion.

It is my opinion that the 9,200,000 shares of Common Stock of Sun covered by Sun's registration statement on Form S-3 (File No. 33-56317), filed by Sun with the Securities and Exchange Commission (the "Commission") on November 4, 1994 as amended by Amendment No. 1 thereto filed by Sun on November 18, 1994 (the "Registration Statement"), have been duly authorized and validly issued and are fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Jonathan C. Waller

                                       JONATHAN C. WALLER, ESQUIRE
                                       Assistant General Counsel